Securityholders' Deed

DATED	2012

TARALGA WIND FARM NOMINEES NO 1 PTY LIMITED

AND

TARALGA WIND FARM NOMINEES NO 2 PTY LIMITED

AND

TARALGA HOLDING NOMINEES 1 PTY LIMITED

AND

TARALGA HOLDING NOMINEES 2 PTY LIMITED

AND

TARALGA WIND FARM PTY LIMITED

AND

CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A.

AND

CBD ENERGY LIMITED

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	9.3	Content of management accounts	21
	9.4	Preparation of other reports	22
	9.5	Operating Budget	22
	9.6	Insurance	23
	9.7	Annual review of insurance arrangements	23
	9.8	Compliance	23
	9.9	Benefit of this clause	23
	9.10	Management Services Agreement	23
10.	Information Rights		24
	10.1	Information to be provided to the Investors	24
	10.2	Access rights of Investors and Investor Directors	24
	10.3	Exceptions to Investor's access rights	25
	10.4	Rights of Investor Directors	25
11.	Transfers and Other Disposals of Securities		25
12.	Deed of Adherence		26
13.	Pre-emptive Rights		26
	13.1	Application	26
	13.2	Pre-Emptive Rights	26
14.	Drag Along Rights; tag along on partial sale		27
	14.1	Application	27
	14.2	Drag Along Notice	27
	14.3	Contents of Drag Along Notice	27
	14.4	Effect of Drag Along Notice	28
	14.5	Tag Along Notice	28
	14.6	Contents of Tag Along Notice	29
	14.7	Effect of Tag Along Notice	29
15.	Default		30
	15.1	Notice by Defaulting Investor	30
	15.2	Events of Default	30
	15.3	Notice by Non-Defaulting Investor	31
	15.4	Contents of Default Notice	31
	15.5	Determination of Fair Value by Independent Expert	31
16.	Foreign Investment Approval		32
	16.1	Rights and obligations subject to foreign investment approval	32
	16.2	Where required approval not held	32
17.	Exit		32
	17.1	Intention of parties	32
	17.2	General obligations in relation to an Exit or Reorganisation	32
	17.3	Preparation for Listing	33
	17.4	Conduct of Listing	33
	17.5	Sale of Securities	34
	17.6	Disposal of business	34
	17.7	Participation of Investors in Exit process	34
18.	Allocation of Net Proceeds		34
19.	Power of Attorney		35
	19.1	Appointment	35
	19.2	Validity	35
	19.3	Irrevocable	36
	19.4	Benefits	36
	19.5	Inconsistent Instruments	36
	19.6	Specific Performance	36
20.	Warranties by the Parties		36
	20.1	Warranties by each party	36

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	20.2	CBD Warranties	36
	20.3	Repetition, survival and reliance	37
21.	Announcements and Confidentiality		37
	21.1	Confidentiality obligations	37
	21.2	Permitted announcements and disclosures	37
22.	Termination		38
	22.1	Circumstances for termination	38
	22.2	Effect of termination	38
23.	Limitations of Liability		39
	23.1	Liability of Investors and Investor Directors	39
	23.2	Limitation of liability of Trustee	39
24.	Claims and Remedies		39
	24.1	Restrictions on bringing claims	39
	24.2	Equitable remedies	40
25.	GST		40
	25.1	Interpretation	40
	25.2	Consideration exclusive of GST	40
	25.3	Payment of GST	40
	25.4	Tax invoice	40
	25.5	Adjustments	40
	25.6	Input tax credits	41
26.	Notices		41
	26.1	Manner of giving notice	41
	26.2	When notice given	42
	26.3	Proof of service	42
	26.4	Documents relating to legal proceedings	42
27.	Assignments		42
	27.1	Security Interests in favour of Trustees' financiers	42
	27.2	No other assignment	42
28.	Entire Agreement		43
	28.1	Entire agreement	43
	28.2	No reliance	43
	28.3	Termination rights	43
	28.4	No limitation of certain liabilities and remedies	43
29.	General		43
	29.1	Amendments	43
	29.2	Consents	43
	29.3	Costs, fees and commissions	43
	29.4	Duties	44
	29.5	Execution in counterparts	44
	29.6	Exercise and waiver of rights	44
	29.7	No merger	44
	29.8	No partnership	44
	29.9	Severability	44
	29.10	Time is not of the essence	45
30.	Governing Law and Jurisdiction		45
	30.1	Governing law	45
	30.2	Jurisdiction	45

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Schedule		46

1.	Warranties	48
2.	Reserved Matters	50
3.	Form of Deed of Adherence	52
4.	Transaction Documents

Execution Page		53

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THIS DEED is made on                        October 2012

BETWEEN:

(1)	TARALGA HOLDING NOMINEES 1 PTY LIMITED ACN 160 611 441 (in its personal capacity and in its capacity as trustee for the Taralga Holding Land Trust) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(2)	TARALGA HOLDING NOMINEES 2 PTY LIMITED ACN 160 611 450 (in its personal capacity and in its capacity as trustee for the Taralga Holding Operating Trust) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(3)	TARALGA WIND FARM NOMINEES NO 1 PTY LIMITED ACN 159 439 611 (in its personal capacity and in its capacity as trustee for the Taralga Wind Farm Land Trust) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(4)	TARALGA WIND FARM NOMINEES NO 2 PTY LIMITED ACN 159 439 522 (in its personal capacity and in its capacity as trustee for the Taralga Wind Farm Operating Trust) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(5)	TARALGA WIND FARM PTY LIMITED ACN 136 505 274 of 'Deutsche Bank Place' Level 5, 126-130 Phillip Street, Sydney NSW 2000;

(6)	CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A. of Avda de Cantabria SN- Ciudad Grupo Santander-Boadilla del Monte-28660-Madrid (CRG); and

(7)	CBD ENERGY LIMITED ACN 010 966 793 of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028 (CBD).

BACKGROUND:

(A)	Taralga Wind Farm Nominees No 1 Pty Limited is a proprietary company and the trustee for the Taralga Wind Farm Land Trust (the Land Trust).

(B)	Taralga Wind Farm Nominees No 2 Pty Limited is a proprietary company and the trustee for the Taralga Wind Farm Operating Trust (the Operating Trust).

(C)	Taralga Holding Nominees 1 Pty Limited is a proprietary company and the trustee for the Taralga Holding Land Trust (the HoldCo Land Trust).

(D)	Taralga Holding Nominees 2 Pty Limited is a proprietary company and the trustee for the Taralga Holding Operating Trust (the HoldCo Operating Trust).

(E)	The relevant Unitholders have formed the Land Trust, the Operating Trust, the Holding Land Trust and the Holding Operating Trust (each, a Trust) to acquire TWF and design, construct, finance, operate and maintain a wind project in Taralga, New South Wales (the Project).

(F)	The parties have agreed that the Group is to be owned, controlled, managed and financed on the terms set out in this deed.

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IT IS AGREED as follows:

1.	Interpretation

1.1	Definitions

In this deed:

Accounting Standards means the Australian accounting standards made under the Corporations Act and generally accepted accounting principles and practices in Australia which are not inconsistent with those standards.

Agreed Form means, in relation to any Transaction Document or any instrument required under any Transaction Document, the form of that document or instrument which has been either executed by CRG and CBD or initialled for the purpose of identification by or on behalf of CRG and CBD.

Affiliate means in relation to a body corporate:

(a)	any related body corporate of it;

(b)	any director of any related body corporate of it; and

(c)	any person (including where that person is a natural person, that person's Affiliates (under paragraph (a)) that directly or indirectly Controls, is Controlled by, or is under common Control with, that body corporate.

Appointer means, in relation to a Director, the person who appointed or is taken to have appointed, that Director under this deed.

Authorisation means:

(a)	any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

(b)	in relation to anything which an Authority may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Authority means:

(a)	any government or governmental, semi-governmental or local authority and any department, office, minister, commission, board, delegate or agency of any such government or authority;

(b)	any judicial or administrative entity or authority; and

(c)	any other authority, commission, board, agency or other entity established or having power under statute or the listing rules of any recognised securities exchange.

Board means, in respect of a Company, the board of directors of that Company as constituted from time to time in accordance with this deed and the relevant Constitution, as applicable.

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open in Sydney for normal business.

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Business Plan in relation to:

(a)	the group comprised by each entity and the Trust referred to in paragraph (a) of the definition of 'Stapled Group', means the Land Trust Business Plan; and

(b)	the group comprised by each entity and the Trust referred to in paragraph (b) of the definition of 'Stapled Group', means the Operating Trust Business Plan.

Change of Control means a change in the identity of the person who is able to Control an entity.

Class A IRR means, on any date, the rate of return on the Class A Securityholders' investment in the Issuers calculated using the Microsoft Excel 2010 'XIRR' function (as at the date of this deed) on the basis that:

(a)	the 'values' for the function are (without double-counting) each amount:

(i)	paid by a Class A Securityholder:

(A)	to an Issuer as consideration for the issue of Class A Securities; and

(B)	in respect of third party fees and expenses in connection with this deed, the Equity Contribution Agreement or any document or transaction contemplated by those documents or otherwise in connection with any Group Entity other than to the extent that the fees or expenses arise as a result of the default of the Class A Securityholder; or

(C)	on behalf of any Group Entity,

and for the purposes of the calculation such amounts will be expressed as negative values; or

(ii)	received by a Class A Securityholder:

(A)	by a Group Entity as a fee in connection with the Class A Securities, including the Santander Structuring Fee (as defined in the Equity Contribution Agreement);

(B)	as consideration for the Disposal of all or a portion of the Class A Securities held by it, including the amount of any intercompany loan repaid or prepaid to the relevant Class A Securityholders;

(C)	as a Dividend in respect of the Class A Securities; or

(D)	under any other transaction between a Group Entity and a Class A Securityholder or any Affiliate of a Class A Securityholder other than any such transaction pursuant to a Transaction Document, any such transaction on arm's length terms for full commercial value or any such transaction which has been approved in accordance with clause 9.1, and for the purposes of the calculation such amounts will be expressed as positive values and will be net of all Taxes (other than Excluded Taxes of the Class A Securityholders) and reasonable costs and expenses incurred by the Class A Securityholders in connection with the relevant Disposal, receipt or recovery; and

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(b)	the 'dates' for each value specified in (a) are the actual dates on which the relevant amount was paid or received,

in each case prior to the date on which the calculation is made.

Class A Priority Return means, on any date, the net amount that the Class A Securityholders would need to receive on that date in respect of the Class A Securities (and therefore included as a 'value' for the purpose of calculating the Class A IRR) in order for the Class A IRR on that date to be 15%. If the Class A Priority Return would be an amount that is less than zero, it is deemed to be zero.

Class A Security has the meaning given in clause 18(a)(i).

Class A Securityholder means, at any time, any person that holds a Class A Security at that time.

Class B Priority Return means $11,106,000.

Company means each of:

(a)	Taralga Wind Farm Nominees No 1 Pty Limited (in its personal capacity);

(b)	Taralga Wind Farm Nominees No 2 Pty Limited (in its personal capacity);

(c)	Taralga Holding Nominees 1 Pty Limited (in its personal capacity);

(d)	Taralga Holding Nominees 2 Pty Limited (in its personal capacity); and

(e)	following its acquisition by the Land Trustee, TWF.

Completion has the meaning given to that term in the Equity Contribution Agreement.

Compulsory Seller has the meaning given in clause 14.2.

Constitution means each of:

(a)	the Taralga Wind Farm Nominees No 1 Pty Limited Constitution;

(b)	the Taralga Wind Farm Nominees No 2 Pty Limited Constitution;

(c)	the Taralga Holding Nominees 1 Pty Limited Constitution;

(d)	the Taralga Holding Nominees 2 Pty Limited Constitution;

(e)	the HoldCo Land Trust Deed;

(f)	the Land Trust Deed;

(g)	the HoldCo Operating Trust Deed;

(h)	the Operating Trust Deed; and

(i)	following the acquisition of TWF by the Land Trustee, the constitution of TWF.

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Control in relation to an entity has the meaning given in section 50AA of the Corporations Act as if section 50AA(4)(b) were replaced with the words "only has that capacity as a result of acting as the bare trustee for another person".

Corporations Act means the Corporations Act 2001 (Cth).

Deed of Adherence means a deed in the form set out in Schedule 3.

Deed of Indemnity and Access means deed of indemnity, insurance and access between each Company and its Directors in the form approved by the relevant Company (with the approval of all Investors).

Defaulting Investor has the meaning given to that term in clause 15.1.

Default Notice has the meaning given to that term in clause 15.3.

Director means in relation to a Company, a director of that entity.

Dispose means, in relation to any Security:

(a)	to sell, transfer, assign, swap, surrender, gift, declare a trust over, or otherwise dispose of, deal with or create a Security Interest over any legal or equitable interest in the Security, or declare oneself a trustee of or otherwise part with the benefit of, or otherwise dispose of such Security (or any direct or indirect legal or beneficial interest in or over any right in respect of any part of it);

(b)	to do any thing which has the effect of placing a person in substantially the same position as that person would have been had any of the things mentioned in paragraph (a) above been done; or

(c)	to authorise, agree to (whether conditionally or otherwise), or make any attempt to do any of the things mentioned in paragraph (a) or (b) above,

and the term Disposal has a corresponding meaning.

Dividend includes a dividend, distribution, bonus, capital reduction or other distribution in kind or in cash.

Drag Along Notice has the meaning given in clause 14.2.

Duties mean all stamp, transaction or registration duties or similar charges imposed by any taxing or other authority competent to impose, administer or collect any such duty in any jurisdiction and includes all penalties, fines, interest or additional charges payable in relation to such duties or charges.

Equity Contribution Agreement means the equity contribution agreement dated on or about the date of this deed between the parties to this deed (other than TWF).

Event of Default has the meaning given to that term in clause 15.2.

Excluded Taxes means any Tax assessed on an Investor under the laws of the jurisdiction in which that Investor is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Investor is treated as resident for tax purposes or under the laws of Australia if that Tax is imposed on or calculated by reference to the net income or profits received or receivable (but not any sum deemed to be received or receivable) by that Investor.

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Exit means in relation to a Stapled Group:

(a)	the Disposal (directly or indirectly) of all of the Securities on issue by each Company and Trustee of that Stapled Group to one or more Third Parties;

(b)	the Disposal by one or more transactions of all or substantially all of the business of the Stapled Group to one or more Third Parties; or

(c)	any combination of (a) and (b) above.

Fair Value has the meaning given to that term in clause 15.5.

Financial Year means in relation to each Group Entity, the twelve month period in respect of which that Group Entity prepares audited accounts.

Group means:

(a)	Taralga Holding Nominees 1 Pty Limited (in its personal capacity and in its capacity as trustee of the HoldCo Land Trust);

(b)	Taralga Holding Nominees 2 Pty Limited (in its personal capacity and in its capacity as trustee of the HoldCo Operating Trust);

(c)	Taralga Wind Farm Nominees No 1 Pty Limited (in its personal capacity and in its capacity as trustee of the Land Trust);

(d)	Taralga Wind Farm Nominees No 2 Pty Limited (in its personal capacity and in its capacity as trustee of the Operating Trust);

(e)	following its acquisition by the Land Trustee, TWF;

(f)	the HoldCo Land Trust;

(g)	the HoldCo Operating Trust;

(h)	the Land Trust; and

(i)	the Operating Trust.

Group Entity means each Company and Trust identified in the definition of Group.

GST has the meaning given in the GST Law.

GST Exclusive Consideration has the meaning given in clause 25.2.

GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth.

HoldCo Land Trust means the trust constituted by the HoldCo Land Trust Deed.

HoldCo Land Trustee means Taralga Holding Nominees 1 Pty Limited in its capacity as trustee of the HoldCo Land Trust.

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HoldCo Land Trust Deed the trust deed constituting the Land Trust dated 5 October 2012 and executed by Taralga Holding Nominees 1 Pty Limited.

HoldCo Operating Trust means the trust constituted by the HoldCo Operating Trust Deed.

HoldCo Operating Trustee means Taralga Holding Nominees 2 Pty Limited in its capacity as trustee of the HoldCo Operating Trust.

HoldCo Operating Trust Deed the trust deed constituting the HoldCo Operating Trust dated 5 October 2012 and executed by Taralga Holding Nominees 2 Pty Limited.

Inconsistent Instrument means any power of attorney or other instrument signed, executed or issued by or on behalf of a holder of Securities (other than the Majority Investor Holder) at any time, whether before or after the date of this deed, conferring on persons other than the attorneys appointed under clause 19 (whether jointly or severally or jointly and severally) rights with respect to Securities which contradict or are inconsistent with some or all of the rights contained in the power of attorney granted under clause 19.

Independent Expert has the meaning given to that term in clause 15.5.

Insolvency Event means in respect of any person (which for the purposes of this definition, includes each Trust):

(a)	the person is unable to or states that it is unable to pay its debts as they fall due or stops or threatens to stop paying its debts as they fall due;

(b)	any indebtedness of the person is subject to a moratorium;

(c)	a liquidator, provisional liquidator or administrator has been appointed to the person, a controller (as defined in section 9 of the Corporations Act) has been appointed to any property of the person or an event occurs which gives any other person a right to seek such an appointment;

(d)	an order has been made, a resolution has been passed or proposed in a notice of meeting or in an announcement to any recognised securities exchange, or an application to court has been made for the winding up or dissolution of the person or for the entry into of any arrangement, compromise or composition with, or assignment for the benefit of, creditors of the person or any class of them;

(e)	a controlling trustee has been appointed to take control of the property of the person in connection with a proposal to enter into a personal insolvency agreement;

(f)	an order has been made or an application to court has been made for bankruptcy of the person or an event occurs which gives any other person a right to seek such an order or make such an application;

(g)	a security interest (as defined in section 51A of the Corporations Act) becomes enforceable or is enforced over, or a writ of execution, garnishee order, mareva injunction or similar order has been issued over or affecting, all or a substantial part of the assets of the person; or

(h)	the person has otherwise become, or is otherwise taken to be, insolvent in any jurisdiction or an event occurs in any jurisdiction in relation to the person which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a) to (g) above.

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Investor Consent means, in respect of a Board:

(a)	the consent or approval of all of the Investor Directors of that Board given in writing or given at a meeting of that Board (or of a committee of that Board) and in each case specifically referred to as representing Investor Consent (so that an Investor Director may consent to a matter in his capacity as a Director, without that consent representing consent under this definition unless he specifically indicates it as being so); or

(b)	the written consent or approval of the Majority Investor Holders.

Investor Director means a Director appointed pursuant to clause 4.2 (and includes any alternate director of that Director).

Investors means:

(a)	CBD;

(b)	CRG; and

(c)	each other person who has agreed in accordance with this deed to adhere to this deed as an Investor,

and whose rights and obligations as an Investor have not terminated under clause 22.

Issuer means:

(a)	in respect of Ordinary Shares of a Company, that Company; and

(b)	in respect of Units in a Trust, the Trustee empowered by the Constitution of the relevant Trust to issue those Units in that Trust.

Land means the real property assets of a Trust, whether leasehold or otherwise.

Land Trust means the trust constituted by the Land Trust Deed.

Land Trust Business Plan means the business plan relating to the Land Trust set out in Annex 1.

Land Trust Deed the trust deed constituting the Land Trust dated 13 September 2012 and executed by Taralga Wind Farm Nominees No 1 Pty Limited.

Land Trustee means Taralga Wind Farm Nominees No 1 Pty Limited in its capacity as trustee of the Taralga Wind Farm Land Trust.

Listing means the admission of all of the Shares and Units on issue in a Stapled Group to the official list of the ASX Limited or any other recognised securities exchange.

Majority Investor Holders means in relation to each of:

(a)	Taralga Holding Nominees 1 Pty Limited; or

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(b)	Taralga Holding Nominees 2 Pty Limited,

the holders of more than 50% of all Ordinary Shares in that company. For the avoidance of doubt, the Majority Investor Holders in Taralga Holding Nominees 1 Pty Limited may be different from the Majority Investor Holders in Taralga Holding Nominees 2 Pty Limited, and are not required to vote together.

Majority Unitholders means in relation to each of:

(a)	the HoldCo Land Trust; or

(b)	the HoldCo Operating Trust,

the holders of more than 50% of all Units in that Trust. For the avoidance of doubt, the Majority Unitholders in the HoldCo Land Trust may be different from the Majority Unitholders in the HoldCo Operating Trust, and such Majority Unitholders are not required to vote together.

Management Services Agreement means any service agreement entered into or to be entered into between a member of the Group and a Manager, in form and substance satisfactory to the Majority Investor Holders following consultation with all Investors.

Manager means CBD or an alternative person providing management services to any member of the Group pursuant to a Management Services Agreement.

Non-Defaulting Investor has the meaning given to that term in clause 15.3.

Operating Budget means, in relation to a Financial Year of a Group Entity, a projected consolidated statement of financial position, income statement and cash flow statement in relation to that Group Entity, together with a statement of projected capital expenditure in relation to that Group Entity, for that Financial Year.

Operating Trust means the trust constituted by the Operating Trust Deed.

Operating Trust Business Plan means the business plan relating to the Operating Trust set out in Annex 2.

Operating Trust Deed the trust deed constituting the Operating Trust dated 14 August 2012 and executed by Taralga Wind Farm Nominees No 2 Pty Limited.

Operating Trustee means Taralga Wind Farm Nominees No 2 Pty Limited in its capacity as trustee of the Taralga Wind Farm Operating Trust.

Ordinary Shares means in respect of each Company, the ordinary shares in the capital of that Company, having the rights and being subject to the restrictions set out in the Constitution of that Company and Ordinary Shareholder means a holder of any of them.

Partial Vendor Investor has the meaning given in clause 14.5.

PPS Act means the Personal Property Securities Act 2009 (Cth).

Proportionate Share means, in relation to an Investor in a Stapled Group, the proportion that the total number of Ordinary Shares held by that Investor in the Stapled Trustee of that Stapled Group bears to the total number of Ordinary Shares held by all Investors in the Stapled Trustee of that Stapled Group.

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Proposed Partial Transferee has the meaning given in clause 14.5.

Proposed Transferee has the meaning given in clause 14.2.

Relevant Number has the meaning given in clause 14.6.

Relevant Percentage has the meaning given in clause 14.2.14.5

Reorganisation means, in relation to each:

(a)	Company, a reorganisation of the share capital of that Company (including the insertion of a new holding company for that Company) which does not result in a material change to the relative economic and voting interests of the Ordinary Shareholders in that Company; and

(b)	Trust, a reorganisation of the Units of that Trust (including the insertion of a new holding company or trust for that Trust) which does not result in a material change to the relative economic and voting interests of the holders of Units in that Trust.

Representative means in relation to a person, any director, officer or employee or agent of, and any accountant, auditor, financier, financial adviser, legal adviser, technical adviser or other expert adviser or consultant to, that person.

Security means:

(a)	in respect of each Company, Ordinary Shares in the Company; and

(b)	in respect of each Trust, Units in that Trust.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest, or any other agreement or arrangement having a similar commercial or legal effect, and includes an agreement to grant or create any of those agreements or arrangements. It includes a Security Interest within the meaning of section 12 of the PPS Act, other than an interest in personal property that would not be a security interest but for section 12(3) of the PPS Act.

Senior Facility Agreement means the facility agreement entered into or to be entered into between the Land Trust and its financiers, in form and substance satisfactory to the Majority Investor Holders following consultation with all Investors.

Shareholder means in relation to each Company, a person registered as the holder of Ordinary Shares in the capital of that Company.

Stapled Group means each group comprised by the company (in both its personal capacity and in its trustee capacity) and the Trust referred to in each of (a) to (d) below:

(a)	Taralga Wind Farm Nominees No 1 Pty Limited, the Land Trust and, following its acquisition by the Land Trustee, TWF;

(b)	Taralga Wind Farm Nominees No 2 Pty Limited and the Operating Trust;

(c)	Taralga Holding Nominees 1 Pty Limited and the HoldCo Land Trust; or

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(d)	Taralga Holding Nominees 2 Pty Limited and the HoldCo Operating Trust.

Stapled Trust means:

(a)	in respect of the Land Trustee, the Land Trust;

(b)	in respect of the Operating Trustee, the Operating Trust;

(c)	in respect of the HoldCo Land Trustee, the HoldCo Land Trust; and

(d)	in respect of the HoldCo Operating Trustee, the HoldCo Operating Trust.

Stapled Trustee means:

(a)	in respect of the Land Trust, the Land Trustee;

(b)	in respect of the Operating Trust, the Operating Trustee;

(c)	in respect of the HoldCo Land Trust, the HoldCo Land Trustee; and

(d)	in respect of the HoldCo Operating Trust, the HoldCo Operating Trustee.

Subscription Shares has the meaning given to that term in the Equity Contribution Agreement.

Subscription Units has the meaning given to that term in the Equity Contribution Agreement.

Supplier has the meaning given in clause 25.3.

Tag Along Election has the meaning given in clause 14.7.

Tag Along Notice has the meaning given in clause 14.5.

Tag Along Seller has the meaning given in clause 14.7.

Taralga Wind Farm Nominees No 1 Pty Limited Constitution means the constitution adopted by Taralga Wind Farm Nominees No 1 Pty Limited on 11 July 2012, as amended from time to time.

Taralga Wind Farm Nominees No 2 Pty Limited Constitution means the constitution adopted by Taralga Wind Farm Nominees No 2 Pty Limited on 11 July 2012, as amended from time to time.

Tax means:

(a)	any charge, tax, duty, levy, impost or withholding having the character of taxation, wherever chargeable and however collected or recovered, imposed for support of national, federal, state, municipal or local government or any other governmental or regulatory authority, body or instrumentality including but not limited to tax on gross or net income, profits or gains, taxes on receipts, sales, use, occupation, franchise or transfer, GST, value added taxes and personal property and social security taxes; and

(b)	any penalty, fine, surcharge, interest, charges or additions to taxation payable in relation to any taxation within paragraph (a) above.

Third Party means any person other than a Group Entity, a holder of Securities and any Affiliate of a holder of Securities.

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Transaction Documents means each document specified in Schedule 4 in the Agreed Form.

Trustee means:

(a)	Taralga Wind Farm Nominees No 1 Pty Limited as trustee for the Land Trust;

(b)	Taralga Wind Farm Nominees No 2 Pty Limited as trustee for the Operating Trust;

(c)	Taralga Holding Nominees 1 Pty Limited as trustee for the HoldCo Land Trust; or

(d)	Taralga Holding Nominees 2 Pty Limited as trustee for the HoldCo Operating Trust.

TWF means Taralga Wind Farm Pty Ltd ACN 136 505 274.

Units in respect of each Trust, means units in that Trust issued by the Trustee pursuant to the Constitution of the Trust.

Unitholder means in relation to each Trust, a person registered as the holder of Units in that Trust.

Warranties means each of the representations and warranties on the part of the parties set out in Schedule 1.

Wind Farm means all the wind generation Project including all assets and rights held, controlled, acquired or otherwise operated by any Group Entity in respect of the Project.

1.2	Reasonable endeavours

Except as otherwise expressly provided in this deed, any provision of this deed which requires a party to use reasonable endeavours or all reasonable endeavours, or to take all steps reasonably necessary, to procure that something is performed or occurs, does not impose any obligation to:

(a)	commence any legal action or proceeding against any person;

(b)	procure absolutely that that thing is done or happens;

(c)	incur a material expense; or

(d)	accept any undertakings or conditions required by any Authority if those undertakings or conditions, in the reasonable opinion of the party required to give such undertakings or satisfy such conditions, are materially adverse to its commercial interests or fundamentally or materially alter the basis on which it originally agreed to the transaction the subject of this deed.

1.3	Terms defined in the Corporations Act

Words and expressions defined in the Corporations Act have the same meaning in this deed unless otherwise defined in this deed.

1.4	Things required to be done other than on a Business Day

Unless otherwise indicated, where the day on which any act, matter or thing is to be done is a day other than a Business Day, that act, matter or thing must be done on or by the next Business Day.

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1.5	Other rules of interpretation

In this deed:

(a)	any reference, express or implied, to any legislation in any jurisdiction includes:

(i)	that legislation as amended, extended or applied by or under any other legislation made before or after execution of this deed;

(ii)	any legislation which that legislation re-enacts with or without modification; and

(iii)	any subordinate legislation made before or after execution of this deed under that legislation, including (where applicable) that legislation as amended, extended or applied as described in clause 1.5(a)(i), or under any legislation which it re-enacts as described in clause 1.5(a)(ii);

(b)	references to persons or entities include natural persons, bodies corporate, partnerships, limited partnerships, trusts and unincorporated and incorporated associations of persons;

(c)	references to an individual or a natural person include his estate and personal representatives;

(d)	a reference to a clause, schedule or annex is a reference to a clause, schedule or annex of or to this deed (and the schedules and annexes form part of this deed);

(e)	subject to clause 27.1, references to a party to this deed include the successors or assigns (immediate or otherwise) of that party;

(f)	unless otherwise indicated, a reference to any time is a reference to that time in Sydney, Australia;

(g)	a reference to $, A$ or dollars is to Australian currency;

(h)	singular words include the plural and vice versa;

(i)	a word of any gender includes the corresponding words of any other gender;

(j)	if a word or phrase is defined, other grammatical forms of that word have a corresponding meaning;

(k)	general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(l)	nothing is to be construed adversely to a party just because that party put forward this deed or the relevant part of this deed; and

(m)	the headings do not affect interpretation.

1.6	Several liability

(a)	Where any obligation, representation, warranty or undertaking in this deed is expressed to be made, undertaken or given by two or more parties, those parties will be taken to be severally responsible in respect of it unless this deed expressly provides otherwise.

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(b)	Without limiting clause 1.6(a):

(i)	the obligations of CRG and CBD under this deed are several;

(ii)	a failure by any of CRG and CBD to perform any of its obligations under this deed does not affect the obligations of any other person under this deed; and

(iii)	neither of CRG or CBD is responsible for the obligations of the other under this deed.

2.	Compliance with this deed and Constitution

2.1	General undertaking

Each Investor must exercise all powers and rights available to that party as an Investor in order to give effect to the provisions of this deed and to ensure that each Company and each Trustee complies with its obligations under this deed.

2.2	Amendment of Constitution

Without limiting clause 2.3, each party agrees that if any provision of a Constitution pursuant to which Securities held or issued by that party were issued at any time conflicts or is inconsistent with the provisions of this deed, the provisions of this deed are to prevail to the extent of the conflict or inconsistency and:

(a)	that Constitution will be taken to be read and interpreted accordingly; and

(b)	upon receipt of a written request from another party, each such party must exercise all powers and rights available to that party to procure the amendment of that Constitution to the extent necessary to give effect to the provisions of this deed.

2.3	Compliance with Constitution

Subject to clause 2.4, the Investors must comply with the Constitution pursuant to which the Securities held by that Investor were issued.

2.4	Company exclusion

Each Company is not required to comply with any obligation contained in this deed to the extent that to do so would constitute an unlawful fetter on the Company's statutory powers.

3.	The Business of each stapled group

(a)	The business of the Stapled Group comprised by Taralga Wind Farm Nominees No 1 Pty Limited and the Land Trust and TWF shall be the acquisition, development, construction, commissioning and ownership of the Wind Farm and the leasing (directly or indirectly) of the Land and the Wind Farm to the Operating Trust.

(b)	The business of the Stapled Group comprised by Taralga Wind Farm Nominees No 2 Pty Limited and the Operating Trust shall be the leasing of the Land and the Wind Farm from the Land Trust or TWF, the operation and maintenance of the Land and the Wind Farm and the sale of electricity and environmental products generated as a result of the activities of the Wind Farm.

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(c)	The business of the Stapled Group comprised by Taralga Holding Nominees 1 Pty Limited and the HoldCo Land Trust shall be the holding of the interests in the Land Trustee and the Land Trust on behalf of the Investors.

(d)	The business of the Stapled Group comprised by Taralga Holding Nominees 2 Pty Limited and the HoldCo Operating Trust shall be the holding of the interests in the Operating Trustee and the Operating Trust on behalf of the Investors.

4.	Directors and Corporate Governance

4.1	Maximum number of directors

(a)	The maximum number of directors of each Company from time to time is 5.

(b)	For the purposes of this deed, David Swindin, Ciao Ghiberti and Israel Lopez Fuertes will be taken to have been appointed by CRG, and Gerard Patrick McGowan and Patrick Gerard Lennon will be taken to have been appointed by CBD.

(c)	Following the meetings held under clause 4.1 of the Equity Contribution Agreement, the directors of each Company will be as set out in clause 4.1(b).

(d)	The HoldCo Operating Trustee, the HoldCo Land Trustee and the Land Trustee agree to appoint the persons referred to in clause 4.1(b) to be the directors of the Operating Trustee, the Land Trustee and TWF (respectively).

4.2	Investor Directors

(a)	The Majority Investor Holders may appoint, remove or substitute up to three (and no more than three) Directors to each Board.

(b)	The Directors taken under clause 4.1(b) to have been appointed by CRG, and any other Directors that the Majority Investor Holders agree in writing are Investor Directors for the purposes of this deed from time to time, will be taken to be Investor Directors for the purposes of this deed.

4.3	Removal of Directors

Notwithstanding any other provision of this deed a person will be automatically removed as a Director if that person is, or becomes, ineligible to be a director in accordance with this deed, any applicable law or under any provision of the relevant Constitution.

4.4	Chairman

(a)	The chairman of each Board will be such Director as may from time to time be nominated as such by the Majority Investor Holders.

(b)	Only the Majority Investor Holders may remove the chairman of a Board.

(c)	Each of the HoldCo Operating Trustee, HoldCo Land Trustee and Land Trustee agree to remove the chairman of the Board of each of the Operating Trustee, Land Trustee or TWF (respectively) if directed to do so by the Majority Investor Holders.

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4.5	Appointment of Directors to committees of each Board

Each Director must be appointed to each committee of each Board unless the Director's Appointer specifies otherwise.

4.6	Fees and expenses of Directors

All expenses properly and reasonably incurred by a Director in connection with the proper performance of his duties as a Director:

(a)	of a Company, must be reimbursed by the Company; and

(b)	of a Trustee, must be reimbursed by the Trustee out of the assets of the Stapled Trust relating to that Trustee.

4.7	Duties of Investor Directors

To the maximum extent permitted by law and notwithstanding any other provision of this deed, each Director has the right to have regard to and act in the interests of the Shareholders that have appointed the relevant Director and in exercising this right the Director will not be considered to have taken any action which is inconsistent with the Director's duties under statute or general law.

4.8	Alternate Directors

A Director of any Company may by notice in writing to that entity:

(a)	appoint a person approved by the majority of the Board of that entity to be his alternate Director; and

(b)	remove a person appointed as his alternate Director of that entity.

4.9	Deed of Indemnity and Access

Each Company must enter into a Deed of Indemnity and Access with each of its Directors, and must comply with its obligations under each such deed.

4.10	Board meetings

Unless otherwise decided by a Board or by a majority of the Directors of that Board with, in either case, Investor Consent:

(a)	that Board must meet no less frequently than once per year;

(b)	at least five Business Days notice of each meeting of that Board must be given to the Directors unless otherwise decided by that Board or provided under this agreement; and

(c)	each meeting of that Board must be held at the place in Australia set out in the notice of meeting.

4.11	Quorum for Board meetings

(a)	The quorum for a meeting of Directors is the presence of at least two Directors, of whom at least one must be an Investor Director and one of whom must be a Director taken to be appointed by CBD.

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(b)	For the purposes of determining a quorum, an alternate Director who is present at the meeting is to be counted as a Director for each Director on whose behalf the alternate is attending the meeting.

(c)	If a quorum is not present at a Board meeting of a Company within 30 minutes of the time appointed for the start of the meeting, the meeting is adjourned to the same time and place on the date 3 Business Days after the original date for the meeting and notice of such adjourned meeting must be given to each member of the Board of the relevant Company. Provided that at least one Investor Director is present at the reconvened meeting, the Director or Directors present at that meeting will constitute a quorum. If no Investor Director is present at the reconvened meeting within 30 minutes of the time appointed for the start of the meeting, the meeting is dissolved.

4.12	Voting entitlements at Board meetings

(a)	On a Board resolution, each Director of:

(i)	the HoldCo Operating Trustee or any subsidiary of it is entitled to one vote for each Ordinary Share in the HoldCo Operating Trustee held by the Investor appointing that Director; and

(ii)	the HoldCo Land Trustee or any subsidiary of it is entitled to one vote for each Ordinary Share in the HoldCo Land Trustee held by the Investor appointing that Director.

(b)	In addition to a Director's individual voting rights:

(i)	at any meeting of the Board at which not all of the Investor Directors that are appointed at that time are present, any one of the Investor Directors who is present will be entitled to exercise the votes of each absent Investor Director; and

(ii)	if the Majority Investor Holders have not appointed all persons they are entitled to appoint as Directors under clause 4.2, any one of the Investor Directors who is present will be entitled to exercise such additional votes as would have been able to be cast had the Majority Investor Holders appointed all of the persons they are entitled to appoint as Directors under clause 4.2.

(c)	A Director will have the right to vote on behalf of each Director in respect of which he or she is an alternate where his or her appointor is not present at the meeting.

(d)	In the case of an equality of votes, the chairman will have a casting vote.

4.13	Board resolutions

Subject to clause 9.1, all resolutions at meetings of the Directors must be decided by a simple majority of votes cast.

4.14	Written resolutions

The Directors may pass a resolution without a meeting of Directors being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. The document may be in counterparts, signed by one or more Directors and may be circulated by fax or email.

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5.	Funding Obligations

5.1	Further funding

Each member of the Group may only raise funds or issue Securities:

(a)	under and in accordance with the Equity Contribution Agreement; or

(b)	in accordance with this clause 5 and clause 9.

5.2	No undertaking from Investors

Nothing in this deed constitutes an undertaking by an Investor:

(a)	to make any loan or give any other financial accommodation to or for the benefit of any Issuer;

(b)	to give any guarantee or indemnity in respect of any obligation or liability of any Issuer; or

(c)	to acquire any Securities of any Issuer,

other than those made and required to be made by that Investor pursuant to the Equity Contribution Agreement.

5.3	Further funding by way of debt

(a)	An Issuer may raise further funds by way of debt finance in accordance with clause 9.

(b)	When raising further funds by way of debt finance, the Issuer must use its reasonable endeavours to obtain those further funds on the best terms that can reasonably be obtained in the circumstances of the Issuer.

5.4	Further issues of Securities

(a)	Unless approval in accordance with clause 9 has been granted, no member of the Group may raise any further funds by issuing further Securities.

(b)	When raising further funds or issuing Securities, other than pursuant to the Equity Contribution Agreement or in connection with a Listing that is approved in accordance with clause 9, Taralga Holding Nominees 1 Pty Limited (in its personal capacity or as trustee of the HoldCo Land Trust) Taralga Holding Nominees 2 Pty Limited (in its personal capacity or as trustee of the HoldCo Operating Trust) (as applicable) must first offer by way of a notice to each existing Investor in the relevant Issuer, a right of first refusal to subscribe for such number of Securities in that Issuer that is equal to their Proportionate Share at the time of the issue.

5.5	Security certificates

Any Security certificate in respect of Securities issued by:

(a)	a Company must include a statement that "Transfer and disposal of Securities in the Company are subject to the restrictions contained in the Securityholders' Deed relating to the Company dated [●] 2012 and the Constitution of the Company."; and

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(b)	a Trustee must include a statement that "Transfer and disposal of interests in the Trust are subject to the restrictions contained in the Securityholders' Deed relating to the Trust dated [●] 2012 and the Trust Deed of the Trust."

6.	Dividends

(a)	Subject to clause 6(b), the Dividend policy of:

(i)	each Company, will be as determined by the Board of that Company from time to time in accordance with this deed; and

(ii)	each Trust, will be determined by the Board of the Trustee of that Trust from time to time in accordance with this deed.

(b)	Unless otherwise determined by all of the Investors, the Dividend policy of each Company and each Trust will be that as far as possible and after taking into account the solvency and working capital requirements of the relevant Company or Trustee and any restrictions imposed by the Finance Documents or applicable law (including the Corporations Act), each Company and Trustee shall distribute all surplus cash of the relevant Company or Trust to the holders of Securities issued by that Company or Trustee.

7.	Shareholder Matters

7.1	Shareholders' meetings

Subject to the Corporations Act, the Board of a Company may call a meeting of the Shareholders at a time and place as the Board resolves.

7.2	Quorum for Shareholder's meetings

(a)	The quorum for a meeting of Shareholders of a Company is the presence in person, or by proxy, representative or attorney of at least two Shareholders of the Company, of whom at least one must be a Majority Investor Holder in the Company or, in respect of Companies with only one Shareholder, the presence of that Shareholder.

(b)	If a quorum is not present at a meeting of Shareholders within 30 minutes of the time appointed for the start of the meeting, the meeting is adjourned to the same time and place on the date 3 Business Days after the original date for the meeting and notice of such adjournment must be given to each Shareholder of the relevant Company. In the case of a Company with more than one Shareholder, provided that the Majority Investor Holder is present at the reconvened meeting, the Majority Investor Holder will constitute a quorum. If the Majority Investor Holder is not present at the reconvened meeting within 30 minutes of the time appointed for the start of the meeting, the meeting is dissolved. In the case of a Company with only one Shareholder, if a quorum is not present at the adjourned meeting within 30 minutes of the time appointed for the start of the meeting, the meeting is dissolved.

7.3	Voting entitlements at Shareholder meetings

The voting entitlements of the Shareholders are as follows:

(a)	on a show of hands, each Shareholder is entitled to one vote; and

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(b)	on a poll, each Shareholder is entitled to one vote for each Ordinary Share held by that Shareholder.

7.4	Shareholder resolutions

A resolution of Shareholders of a Company may only be carried:

(a)	subject to the corporations act and clause 9.1, if it passed by a majority of votes entitled to be cast on the resolution;

(b)	if a resolution consistent with the shareholder resolution is passed by the unitholders of the stapled trust of that company;

(c)	in the case of taralga wind farm nominees no 1 pty limited, taralga wind farm nominees no 2 pty limited or twf, if a resolution on the same terms (or a resolution approving the terms of proposed resolution of the shareholder of the taralga wind farm nominees no 1 pty limited, taralga wind farm nominees no 2 pty limited or twf) has been duly passed by the shareholders of taralga holding nominees 1 pty limited (in the case of a proposed resolution of taralga wind farm nominees no 1 pty limited or twf) or the shareholders in taralga holding nominees 2 pty limited (in the case of a proposed resolution of taralga wind farm nominees no 2 pty limited); and

(d)	if the passing of the resolution and the circumstances surrounding it are consistent with the terms of this deed.

8.	UNITHOLDER MATTERS

8.1	Unitholders' meetings

The Board may call a meeting of the Unitholders at a time and place as the Board resolves.

8.2	Quorum for Unitholder's meetings

(a)	The quorum for a meeting of Unitholders of a Trust is the presence in person, or by proxy, representative or attorney of at least two Unitholders of the Trust, of whom at least one must be a Majority Unitholder in the Trust, or, in the event that there is only one Unitholder in respect of such Trust, that Unitholder.

(b)	If a quorum is not present at a meeting of Unitholders of a Trust within 30 minutes of the time appointed for the start of the meeting, the meeting is adjourned to the same time and place on the date 3 Business Days after the original date for the meeting and notice of such adjournment must be given to each Unitholder of the relevant Trust. In the case of a Trust with more than one Unitholder, provided that the Majority Unitholder is present at the reconvened meeting, the Majority Unitholder will constitute a quorum. If the Majority Unitholder is not present at the reconvened meeting within 30 minutes of the time appointed for the start of the meeting, the meeting is dissolved. In the case of a Company with only one Shareholder, if a quorum is not present at the adjourned meeting within 30 minutes of the time appointed for the start of the meeting, the meeting is dissolved.

8.3	Voting entitlements at Unitholder meetings

The voting entitlements of the Unitholders are as follows:

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(a)	on a show of hands, each Unitholder is entitled to one vote; and

(b)	on a poll, each Unitholder is entitled to one vote for each Unit held by that Unitholder.

8.4	Unitholder resolutions

A resolution of Unitholders of a Trust may only be carried:

(a)	subject to clause 9.1, if it is passed by a majority of votes entitled to be cast on the resolution;

(b)	if a resolution consistent with the Unitholder resolution is passed by the Shareholders of the Stapled Company of that Trust;

(c)	in the case of the Land Trust or the Operating Trust, if a resolution on the same terms (or a resolution approving the terms of proposed resolution of the Unitholder of the Land Trust or Operating Trust) has been duly passed by the Unitholders of the HoldCo Land Trust (in the case of a proposed resolution of Unitholders in the Land Trust) or the Unitholders in the HoldCo Operating Trust (in the case of a proposed resolution of the Unitholders in the Operating Trust); and

(d)	if the passing of the resolution and the circumstances surrounding it are consistent with the terms of this deed.

9.	Conduct of Business

9.1	Reserved matters

Each Company and each Trustee in relation to its Stapled Trust must ensure that in addition to any resolution required to be passed by the Shareholders under the Corporations Act, none of the matters listed in Schedule 2 is undertaken by any Company or Trustee (in relation to its Stapled Trust) without the prior written consent of all Investors, which consent is specifically referred to as representing a consent for the purposes of this clause 9.1 (so that an Investor may consent to such a matter, without that consent representing a consent for the purposes of this clause 9.1).

9.2	Preparation of management accounts

The following entities must prepare management accounts in accordance with this clause 9 in respect of the following periods:

(a)	the Land Trustee must prepare management accounts for the Land Trust half yearly; and

(b)	the Operating Trustee must prepare management accounts for the Operating Trust quarterly.

9.3	Content of management accounts

Management accounts prepared pursuant to this clause 9 must be prepared consistent with Accounting Standards and must:

(a)	include a consolidated income and expense statement, statement of financial position exhibited by way of balance and cash flow statement for the Company or Stapled Trust (as applicable) with the consolidated income and expense statement being be prepared on an accruals basis;

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(b)	refer to and comment on any material matter occurring in or relating to the period in question;

(c)	include a comparison of all such information with the projections and forecasts in the relevant Operating Budget and with the corresponding information for the same period in the preceding year, together with a statement of any material variation from the Operating Budget and a commentary thereon;

(d)	itemise all material transactions referred to in the statement of projected capital expenditure included in the relevant Operating Budget and entered into by the Company and the Trustee in respect of its Stapled Trust during that period (as applicable);

(e)	set out in a separate schedule (in sufficient detail to demonstrate the same) the Companies' and Trusts' actual performance against any limits set out in any relevant clause of the Senior Facility Agreement;

(f)	have been approved by the chief financial officer and one other Director as evidenced by their signature on the accounts

(g)	include a commentary by the managing Director on the state of the business of the Company or Stapled Trust; and

(h)	on a monthly basis, include a statement by the chief financial officer of the combined Stapled Groups' debt service cover ratio (if applicable, as calculated in accordance with the Senior Facility Agreement).

9.4	Preparation of other reports

Each Company must prepare, and each Trustee must prepare in respect of its Stapled Trust (and must engage such firm of accountants as may be specified by the Majority Investor Holders to prepare) such reports as the Majority Investor Holders may from time to time reasonably require (and which must be approved by the relevant Board before presentation to the Investors) as to any matter relating to the financial position, business or other affairs of the Company or Stapled Trust.

9.5	Operating Budget

(a)	At least 60 days before the end of each Financial Year (or by such later date as the Board with Investor Consent may approve) each Company and each Trustee in respect of its Stapled Trust must prepare and submit to the relevant Board for its consideration and approval a draft Operating Budget for the next Financial Year.

(b)	The Operating Budget submitted to each Board in respect of a Financial Year will not become the Operating Budget for that Financial Year unless and until it has been approved and adopted by the Board. If an Operating Budget has not been approved and adopted by the Board by the start of the relevant Financial Year, the Operating Budget for that Financial Year will be the Operating Budget for the previous year if relevant, grossed up to reflect a full Financial Year and with each item of budget increased by 2.5% unless and until the proposed Operating Budget for that Financial Year has been approved and adopted by the Board.

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(c)	Notwithstanding the foregoing sub-clauses of this clause 9.5, in the event that a Board determines one or more material matters has arisen during the course of a Financial Year, that Board may request management to prepare and submit an interim mid-Financial Year Operating Budget in respect of the relevant Company or Trustee.

9.6	Insurance

Without limiting the obligations of each Company under any Senior Facility Agreement, each Company, and each Trustee in respect of its Stapled Trust must keep insured, at all times with a reputable insurer:

(a)	all its assets against such risks and in such manner and to such extent as accords with good commercial practice with regard to assets of the same kind in comparable circumstances as approved by a meeting of its Board;

(b)	itself in respect of any accident, damage, injury, third party loss, loss of profits and other risks and to such an extent as accords with good commercial practice with regard to a business of the same kind in comparable circumstances as approved by a meeting of its Board; and

(c)	subject to the Corporations Act, its directors and officers against any liability incurred by them in the lawful performance of their duties on terms approved by a meeting of its Board with such insurance cover being made available to the directors and officers in the Deed of Indemnity and Access.

9.7	Annual review of insurance arrangements

Each Company, and each Trustee in respect of its Stapled Trust, must procure that its insurance policies are reviewed by insurance brokers appointed with the approval of a meeting of its Board at least once every year and that all reasonable recommendations made by its brokers in relation to such policies are complied with unless decided otherwise by a meeting of its Board.

9.8	Compliance

Each Company, and each Trustee in respect of its Stapled Trust must take all reasonable steps to obtain, and must comply in all material respects with the terms of, all governmental and other licences and consents necessary for the conduct of its business.

9.9	Benefit of this clause

The obligations and undertakings in this clause 9 are given for the benefit of the Investors and no one else.

9.10	Management Services Agreement

(a)	The parties acknowledge that each Company and each Trustee intends to comply with the obligations imposed on it pursuant to clause 9.2 to 9.8 by engaging the services of the Manager pursuant to the Management Services Agreement.

(b)	The engagement of the Manager as contemplated by clause 9.10(a) does not relieve the parties from their respective obligations under this deed.

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(c)	The parties acknowledge that the business of each Company is to be managed by the Board of directors of that Company, which may exercise all the powers of the company that are not under the Corporations Act or by its constitution or this Agreement required to be exercised by the Company in general meeting and that the provision of Services by the Manager is intended to facilitate the management of the business of each Company by the Board of directors of that Company.

(d)	This clause 9.10 is not intended to, and does not, impose any duty or obligation on CBD.

10.	Information Rights

10.1	Information to be provided to the Investors

(a)	Each Trustee in respect of its Stapled Trust, must prepare and provide to the Investors in the Stapled Group to which the Stapled Trust belongs copies of the following:

(i)	the audited annual financial statements of that Stapled Trust for each Financial Year as soon as they are available and in any event within 120 days of the end of the relevant Financial Year;

(ii)	the unaudited management accounts referred to in clause 9.2 (in the form referred to in clause 9.2) as soon as they are available and in any event within 45 days of the end of the relevant period in respect of which they have been prepared;

(iii)	the Operating Budget for each Financial Year, within 30 days of the same being adopted or amended in any material respect, together with the accompanying Business Plan; and

(iv)	such other information relating to the businesses or affairs of the Trustee or its Stapled Trust or to its financial position or prospects as any Investor Director may from time to time reasonably request.

(b)	Each Company must prepare and provide to the Investors in the Stapled Group to which the Company belongs, copies of the following:

(i)	the audited annual financial statements and annual report of that Company (as applicable) for each Financial Year as soon as they are available and in any event within 120 days of the end of the relevant Financial Year; and

(ii)	such other information relating to the businesses or affairs of the Company or to its financial position or prospects as any Investor Director may from time to time reasonably request.

10.2	Access rights of Investors and Investor Directors

Subject to clause 10.3:

(a)	Taralga Wind Farm Nominees No 1 Pty Limited must give each Investor holding Securities of the Stapled Group to which that entity belongs or any holding entity of such entity, each of their Affiliates and each Director (including any alternate Director) reasonable access on reasonable notice to:

(i)	inspect the assets of that entity and of the Land Trust;

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(ii)	inspect and take copies of documents relating to that entity and the Land Trust, including the statutory registers and books of account of that entity and the Land Trust; and

(iii)	discuss the affairs, finances and accounts of that entity and the Land Trust with the relevant responsible officer, any person who reports directly to that officer and the auditor of that entity and the Land Trust;

(b)	Taralga Wind Farm Nominees No 2 Pty Limited must give each Investor holding Securities of the Stapled Group to which that entity belongs or any holding entity of such entity, each of their Affiliates and each Director (including any alternate Director) reasonable access on reasonable notice to:

(i)	inspect the assets of that entity and of the Operating Trust;

(ii)	inspect and take copies of documents relating to that entity and the Operating Trust, including the statutory registers and books of account of that entity and the Operating Trust; and

(iii)	discuss the affairs, finances and accounts of that entity and the Operating Trust with the relevant responsible officer, any person who reports directly to that officer and the auditor of that entity and the Operating Trust;

10.3	Exceptions to Investor's access rights

Nothing in clause 10.2 requires either entity referred to in that clause to give any person access to information if to do so would, in the opinion of the Board of that entity:

(a)	constitute a breach by the entity of any obligation of confidentiality owed to a third party; or

(b)	materially disrupt, or have a materially adverse effect on, the business or operations of that entity or the Stapled Group to which that entity belongs.

10.4	Rights of Investor Directors

A Director is entitled to pass information concerning:

(a)	the entity of which they are a Director or any subsidiary of that entity; or

(b)	the Stapled Group to which that entity or subsidiary belongs,

to their Appointer or any of their Appointer's Affiliates.

11.	Transfers and Other Disposals of Securities

(a)	Each Investor may only Dispose of its Securities:

(i)	in connection with an Exit approved by Investor Consent;

(ii)	by way of a transfer of Securities effected under clause 13 or 14;

(iii)	by way of a transfer under clause 14.5;

(iv)	by way of a transfer of Securities to an Affiliate of that Investor; or

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(v)	if the transfer of Securities is approved in writing by Investor Consent (where evidence of that Investor Consent is given to the Issuer); and

provided that:

(A)	in the case of a Disposal by CBD, CRG has given its prior written consent to the Disposal;

(B)	where Ordinary Shares are to be transferred, such number of the Units of the Investor in the Stapled Trust of the Stapled Group to which the Issuer of the Ordinary Shares belongs, as represents the Proportionate Share of the Investor, are transferred to the same person at the same time; and

(C)	where Units are to be transferred, such number of the Ordinary Shares of the Investor in the Stapled Trustee of the Stapled Group to which the Issuer of the Units belongs, as represents the Proportionate Share of the Investor, are transferred to the same person at the same time.

(b)	Neither the HoldCo Operating Trustee or HoldCo Land Trustee may dispose of any Securities it holds in the Operating Trustee, the Land Trustee, the Operating Trust or the Land Trust, and the Land Trustee may not dispose of any Securities in holds in TWF, at any time.

12.	Deed of Adherence

(a)	Each Issuer must not issue any Securities or register a transfer of any Securities and no party may transfer any Securities unless the subscriber or transferee (if not already party to this deed) first executes and delivers to the Issuer a Deed of Adherence.

(b)	If a person becomes a holder of Securities, other than as a result of breach of this deed, and that person executes and delivers a Deed of Adherence in accordance with clause 12(a), the parties accept that person as a party to this deed.

13.	Pre-emptive Rights

13.1	Application

The provisions of this Clause 13 only apply in respect of Securities in the HoldCo Land Trustee, the HoldCo Operating Trustee, the HoldCo Land Trust and the HoldCo Operating Trust.

13.2	Pre-Emptive Rights

(a)	If an Investor proposes to transfer any of the Securities held by it (Sale Securities) to any person, and the Securities proposed to be transferred by the Investor constitute less than 20% of the Securities of that class, the Investor must first give to each existing Investor in the Stapled Group to which the Securities relate, a notice offering to sell the Sale Securities (Offer Notice) to those existing Investors.

(b)	An Offer Notice must include details of:

(i)	the total number of Sale Securities;

(ii)	the proposed transfer price (and any other terms of the proposed transfer);

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(iii)	the offer period, which must be a period of at least 14 days, and settlement date for completion of the transfer; and

(iv)	the name of any proposed third party transferee to whom the Sale Securities are proposed to be sold, if all the Sale Securities are not purchased by the existing Investors.

(c)	Each Investor may only accept an offer of Sale Securities in writing, within the offer period specified in the Offer Notice.

(d)	If more than one Investor elects to accept an offer subject of the Offer Notice, the Investors that accepted the offer are deemed to have accepted that offer in respect of such number of Sale Securities that is equal to their respective Proportionate Share (excluding the Sale Securities).

(e)	If:

(i)	no Investors accept the offer made under an Offer Notice; or

(ii)	offers made under an Offer Notice have been accepted in relation to some (but not all) of the Sale Securities the subject of the Offer Notice,

within the offer period specified, the relevant Investor may transfer the Sale Securities that are not the subject of such acceptances to any person on terms no more favourable than those offered in the Offer Notice, provided that the Investor must transfer all of the Sale Securities described in the Offer Notice to that person.

14.	Drag Along Rights; tag along on partial sale

14.1	Application

(a)	The provisions of this Clause 14 only apply to Securities in the HoldCo Land Trustee, the HoldCo Operating Trustee, the HoldCo Land Trust and the HoldCo Operating Trust.

(b)	Clauses 14.5 to 14.7 do not apply in the case of an Exit.

14.2	Drag Along Notice

Without limiting clause 13, if an Investor (the Vendor Investor) proposes to transfer all or substantially all of the Securities held by it to any person (other than another Investor) on arm's length terms (the Proposed Transferee) and the Securities proposed to be transferred by the Investor constitute more than 50% of the Securities of that class (such percentage being the Relevant Percentage), that Investor may give notice (a Drag Along Notice) to each other holder of Securities of that class (including any person who becomes a holder of Securities of that class upon exercise of any rights of subscription or conversion) (each a Compulsory Seller) at any time before the proposed transfer, requiring each Compulsory Seller to transfer all of its Securities of that class to the Proposed Transferee.

14.3	Contents of Drag Along Notice

A Drag Along Notice must:

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(a)	specify the sale price for each class of Security which must be a cash price denominated in Australian dollars and must specify any other material terms and conditions of the proposed transfer;

(b)	specify the name of the Proposed Transferee, including details of any ultimate holding company of the Proposed Transferee;

(c)	require each Compulsory Seller to transfer the Relevant Percentage of its Securities of the relevant class to the Proposed Transferee such sale to be on terms no less favourable to the Compulsory Seller than those applying to the transfer of Securities of that class by the Investors;

(d)	require each Compulsory Seller to transfer an equal number of Ordinary Shares and Units to the Proposed Transferee; and

(e)	specify that it is a Drag Along Notice for the purposes of clause 14.2 of this deed.

14.4	Effect of Drag Along Notice

If a Drag Along Notice is given under clause 14.2 each Compulsory Seller must transfer the Relevant Percentage of its Securities of the relevant class to the Proposed Transferee:

(a)	on such date, being no earlier than the date of the transfer by the Investors of their Securities to the Proposed Transferee, as may be specified by the Investors in the Drag Along Notice; and

(b)	on terms no less favourable to the Compulsory Sellers than those applying to the transfer of Securities of that class by the Investors provided that:

(i)	if the terms applying to the transfer by the Investors provide for the payment or reimbursement by the Proposed Transferee or some other person of the out-of-pocket costs and expenses of the Investors incurred in connection with the transfer, that term will be disregarded in establishing whether the terms applying to the transfer by the Compulsory Sellers are less favourable than those applying to the Investors; and

(ii)	each Compulsory Seller may be required to provide the Proposed Transferee with such representations and warranties regarding title, capacity and no litigation as are customary for transfers of securities on arm's length terms, and such other reasonable representations and warranties as are agreed between the Investors and each Compulsory Seller; and

(c)	with each Vendor Investor and Compulsory Seller agreeing to act in good faith towards each other in all dealings in respect to the transfer of Securities under clauses 14.4(a) and (b).

14.5	Tag Along Notice

Without limiting clause 13, if an Investor (the Partial Vendor Investor) proposes to transfer (directly or indirectly) less than all of the Securities held by it in each Company and Trustee of a Stapled Group to one or more Third Parties (the Proposed Partial Transferee), that Investor must give notice (a Tag Along Notice) to each other holder of Securities of that class (including any person who becomes a holder of Securities of that class upon exercise of any rights of subscription or conversion) not less than 5 Business Days before the date of the proposed transfer.

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14.6	Contents of Tag Along Notice

A Tag Along Notice must:

(a)	specify the number of Securities of each class to be transferred to the Proposed Partial Transferee (the Relevant Number);

(b)	specify the sale price for each class of Security which must be a cash price denominated in Australian dollars and must specify any other material terms and conditions of the proposed transfer (including the proposed date for completion of the proposed transfer);

(c)	specify the name of the Proposed Partial Transferee, including details of any ultimate holding company of the Proposed Partial Transferee;

(d)	specify that it is a Tag Along Notice for the purposes of clause 14.5 of this deed.

14.7	Effect of Tag Along Notice

(a)	If a Tag Along Notice is given under clause 14.5 each Investor will have the right (but not the obligation) to give the Partial Vendor Investor an irrevocable notice (a Tag Along Election) stating that the Investor wishes to participate in the proposed transfer of Securities by transferring its Proportionate Share of the Relevant Number of Securities to the Proposed Partial Transferee on the same terms and conditions as set out in the Tag Along Notice.

(b)	A Tag Along Election is only valid and effective if received by the Partial Vendor Investor on or before the date falling 2 Business Days before the proposed date for transfer specified in the Tag Along Notice.

(c)	If the Partial Vendor Investor receives a valid Tag Along Election from an Investor (the Investor issuing the Tag Along Election being a Tag Along Seller), the Partial Vendor Investor and Tag Along Seller must each use all reasonable endeavours to ensure that on completion of the acquisition of the Relevant Number of Securities, the Proposed Partial Transferee acquires from the Partial Vendor Investor a number of Securities equal to the Partial Vendor Investor's Proportionate Share of the Relevant Number of Securities and from the Tag Along Seller a number of Securities equal to the Tag Along Seller's Proportionate Share of the Relevant Number of Securities, on terms no less favourable to the Tag Along Seller than those applying to the transfer of Securities of that class by the Partial Vendor Investor provided that:

(i)	if the terms applying to the transfer by the Investors provide for the payment or reimbursement by the Proposed Partial Transferee or some other person of the out-of-pocket costs and expenses of the Investors incurred in connection with the transfer, that term will be disregarded in establishing whether the terms applying to the transfer by the Tag Along Sellers are less favourable than those applying to the Investors; and

(ii)	each Tag Along Seller may be required to provide the Proposed Partial Transferee with such representations and warranties regarding title, capacity and no litigation as are customary for transfers of securities on arm's length terms, and such other reasonable representations and warranties as are agreed between the Investors and each Tag Along Seller; and

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(d)	with each Partial Vendor Investor and Tag Along Seller agreeing to act in good faith towards each other in all dealings in respect to the transfer of Securities under clauses 14.7(a) and (c).

15.	Default

15.1	Notice by Defaulting Investor

If any of the matters (each, an Event of Default) in clause 15.2 occur in relation to an Investor then that Investor shall be a Defaulting Investor and shall notify the other Investor in writing that it is a Defaulting Investor.

15.2	Events of Default

An Event of Default in relation to the relevant Investor has occurred if:

(a)	an Investor fails to pay on the due date any money due under this deed or the Equity Contribution Agreement, and the failure to pay continues for 21 Business Days after the Investor is given a notice by the Issuer of the Securities requiring the failure to pay to be remedied;

(b)	an Investor fails to perform any of its other obligations under, or otherwise breaches a provision of, this deed which is expressed to be a condition, or commits a serious breach of any other term of this deed, and that failure or breach is incapable of remedy or, if capable of remedy, continues for 21 Business Days after that Investor is given a notice by the Issuer of the Securities requiring the breach to be remedied;

(c)	an Investor is repeatedly or persistently in breach of or in default under any of the provisions of the deed;

(d)	an Investor ceases to hold any relevant licence, approval, authorisation or consent required to enable it to comply with its obligations under this deed;

(e)	a receiver, receiver or manager, administrator, controller or a managing controller of the whole or any part of the assets of undertaking of an Investor is appointed;

(f)	a summons or other process seeking orders which, if granted, would render an Investor an externally-administered body corporate or an insolvent under administration is filed and is not withdrawn within 30 Business Days;

(g)	an Investor which is a body corporate becomes an externally-administered body corporate;

(h)	an Investor, being a company, becomes the subject of an order being made or a resolution being passed for the winding up of the Investor (other than voluntary liquidation or dissolution for the purposes of reconstruction or amalgamation);

(i)	an Investor which is a natural person becomes an insolvent under administration; and

(j)	an Investor which is not a company becomes subject under the laws of any applicable jurisdiction to a judicial or administrative regime so that the Investor's position is analogous to that of a company which is an externally-administered body corporate.

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15.3	Notice by Non-Defaulting Investor

An Investor which is not a Defaulting Investor (the Non-Defaulting Investor) may, without prejudice to the other rights and remedies which it may have, serve notice in writing on the Defaulting Investor and the Issuer of the Securities held by the Defaulting Investor (a Default Notice) at any time during the 60 Business Days following an Event of Default coming to the notice of that Investor. A Default Notice may be served notwithstanding that a notice pursuant to clause 15.1 has not been provided by the Defaulting Investor.

15.4	Contents of Default Notice

The Default Notice may require the Defaulting Investor immediately to sell all of its Securities to the Non-Defaulting Investor (and/or its nominee) at the price which is 80% of the Fair Value of such Securities as agreed between all of the Investors (including the Defaulting Investor) or, failing such agreement within 30 days of the date of the Default Notice, as determined by the Independent Expert in accordance with clause 15.5.

15.5	Determination of Fair Value by Independent Expert

If all of the Investors fail to agree upon the Fair Value of the Securities pursuant to clause 15.4, either Investor may notify the other Investor by written notice that it wishes to appoint a qualified investment banking firm of international reputation and standing (the Independent Expert) as the Investors may agree or, if the Investors are unable to agree on the identity of the Independent Expert within 30 days of such the notice being served, or if the Independent Expert appointed is unable or unwilling to act, an appropriate Independent Expert shall be appointed by the Centre for Expertise of the International Chamber of Commerce in accordance with the International Chamber of Commerce Rules for Expertise. The Independent Expert shall determine the price of the Securities which are the subject of the Default Notice as the fair value of those Securities in accordance with the following provisions:

(a)	the Independent Expert shall be instructed to certify in writing to each of the Investors within 20 Business Days of its appointment the price that is in its opinion the fair value of the Securities, having regard to whether the Securities do or do not carry control of the Issuer and on the basis of an arm's length transaction as between a willing seller and a willing buyer at the date of the Default Notice (the Fair Value);

(b)	the Independent Expert shall be deemed to be acting as expert and not as arbitrator and its decision shall be final and binding on the Investors;

(c)	the parties shall, and shall procure that the Issuer shall, ensure that there is made available to the Independent Expert such information relating to the Issuer as the Independent Expert reasonably requires in order to determine the Fair Value of the Securities;

(d)	the costs of obtaining the Independent Expert's certificate shall be borne by the Investors in proportion to their respective pro rata share of the Securities; and

(e)	a copy of the Independent Expert's certificate shall be provided to each of the Investors.

15.6	Default Notice may not be withdrawn

Any Default Notice deemed to be given in accordance with this clause 14.5 may not be withdrawn.

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15.7	Mandatory Transfer of Defaulting Investor's Securities

On delivery of a Default Notice, the Defaulting Investor shall be obliged to sell the relevant Securities and the Non-Defaulting Investor shall be obliged to procure the purchase of the relevant Securities (on its behalf and/or on the behalf of its nominee) at the price agreed or determined under clause 15.4 and the Defaulting Investor shall complete the transfer within 5 Business Days of the agreement or determination of the Fair Value of the relevant Securities in accordance with clause 15.4.

16.	Foreign Investment Approval

16.1	Rights and obligations subject to foreign investment approval

Any rights or obligations of a party to acquire Securities under clause 5, 11, 13 and 14.5 are subject to any consents, no action letters or approvals which must be obtained by that party under the provisions of the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA).

16.2	Where required approval not held

If any issue or transfer of Securities contemplated by clause 5, 11, 13 and 14.5 inclusive requires a party to obtain a consent, no action letter or approval under FATA and that party does not have the relevant consent, no action letter or approval at the time that the issue or transfer would otherwise fall to be made under this deed then:

(a)	the time period set out in this deed for completion of the issue or transfer of those Securities must be postponed to the extent necessary to permit such consent, no action letter or approval to be obtained, subject to a maximum postponement of 130 days; and

(b)	the party requiring such consent, no action letter or approval must:

(i)	use all reasonable endeavours to obtain such consent or approval as soon as reasonably practicable; and

(ii)	keep the Board fully informed in relation to the consent or approval process.

17.	Exit

17.1	Intention of parties

It is the intention (but not obligation) of the Investors that an Exit is achieved within 3 years after the First Subscription Date (as that term is defined in the Equity Contribution Agreement).

17.2	General obligations in relation to an Exit or Reorganisation

If the Majority Investor Holders of a Stapled Group propose that that Stapled Group proceeds with an Exit or Reorganisation and the Board of that Stapled Group determines (following consultation with all Investors) to proceed with the proposed Exit or Reorganisation, each party to this deed at the date of such proposal, must:

(a)	exercise all powers and rights it has in relation to the Company, Trustee and Stapled Trust of that Stapled Group, to procure (as far as it is able) that the Exit or Reorganisation is achieved in accordance with the proposal;

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(b)	do all things, execute all documents and provide all such assistance as may be reasonably required by the Majority Investor Holders to facilitate the Exit or Reorganisation (including the preparation of any necessary material for, and the giving of presentations to, potential buyers and their financiers); and

(c)	in the case of an Exit, use all reasonable endeavours to maximise the Net Proceeds (as defined in clause 18(a)(iii)) to be received by the Investors and Group Entities as consideration for that Exit with the intention (but not obligation) of ensuring that those Net Proceeds when received are in an amount at least equal to the amounts referred to in clauses 18(b)(i) and (ii).

17.3	Preparation for Listing

Without limiting clause 17.2, if the Majority Investor Holders of a Stapled Group propose that that Stapled Group proceeds with an Exit by way of a Listing or undertakes any Reorganisation to facilitate a Listing, each party that is a holder of the Securities in that Stapled Group must:

(a)	exercise all powers and rights it has in relation to the Company, Trustee and Stapled Trust of that Stapled Group to:

(i)	assist the entity that is proposed to undertake the Listing to prepare a prospectus or equivalent disclosure document;

(ii)	appoint an appropriate board of directors to the entity that is proposed to undertake the Listing;

(iii)	obtain all requisite shareholder approvals required for the Exit or Reorganisation, as the case may be, including approvals for the removal of any special rights attaching to any of the Securities, for the subdivision or consolidation of any Securities, for the amendment of the Constitutions or for the conversion of the Company from a proprietary company to a public company, and the Stapled Trust from a private trust to a managed investment scheme registered under Chapter 5C of the Corporations Act;

(iv)	facilitate the entry into of an underwriting or offer management agreement or similar agreement on market terms; and

(v)	provide all reasonable assistance for marketing activities, including road shows; and

(b)	dispose of some or all of its Securities (and surrender any certificates in respect of such Securities); and

(c)	take all other action reasonably requested by the Board,

in each case to the extent that the Board determines to be necessary or desirable for the purposes of effecting the Listing or Reorganisation to facilitate a Listing.

17.4	Conduct of Listing

Without limiting clauses 17.2 and 17.3 if the Majority Investor Holders of a Stapled Group propose that the Stapled Group proceeds with an Exit by way of a Listing the Trustee that is a member of that Stapled Group must, and each Investor of the Stapled Group must use all reasonable endeavours to procure that the Trustee will:

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(a)	to the maximum extent permitted by law, pay all advisory fees and underwriting commissions, all costs and expenses incurred in relation to the conduct of due diligence investigations and the preparation of the prospectus or equivalent disclosure document, all listing fees and other amounts payable to relevant regulatory authorities in connection with the Listing and all printing and postage expenses and other expenses incurred in connection with the Listing; and

(b)	use all reasonable endeavours to satisfy all terms and conditions of admission to Listing imposed by the relevant stock exchange.

17.5	Sale of Securities

Without limiting clause 17.2, if the Majority Investor Holders of a Stapled Group propose that the Stapled Group proceeds with an Exit by way of the sale of Securities, each Investor must use all reasonable endeavours to procure that the Stapled Trustee of the relevant Stapled Group will pay all advisory fees, all costs and expenses incurred in relation to the conduct of due diligence investigations and the preparation of the prospectus or equivalent disclosure document, all amounts payable to relevant regulatory authorities in connection with the Exit and all printing and postage expenses and other expenses incurred in connection with the Exit.

17.6	Disposal of business

Without limiting clauses 17.2, if the Majority Investor Holders of a Stapled Group propose that the Stapled Group proceeds with an Exit by way of the disposal by one or more transactions of all or substantially all of the business of the Stapled Group, then if required by the Majority Investor Holders each holder of Securities of the Stapled Group must, as soon as reasonably practicable after completion of such disposal, do all things and execute all documents necessary to distribute the proceeds of the disposal to the holders of those Securities in accordance with clause 18.

17.7	Participation of Investors in Exit process

Without limiting clause 17.2, if the Majority Investor Holders of a Stapled Group propose that the Stapled Group proceeds with an Exit (other than an Exit by way of a Listing), each Investor may approach potential purchasers of the Securities or business of the Stapled Group and must keep each other Investor informed of the progress of any Exit and provide each other Investor with a reasonable opportunity to participate in the process for that Exit (including by reviewing any necessary material for, and attending presentations to, potential buyers and their financiers).

18.	Allocation of Net Proceeds

(a)	For the purposes of this clause 18:

(i)	any Security initially issued to CRG will be designated as a Class A Security (whether or not such Security continues to be held by CRG);
(ii)	any Security initially issued to CBD will be designated as a Class B Security (whether or not such Security continues to be held by CBD); and

(iii)	Net Proceeds means the aggregate amount, without double counting, received by the Investors and Group Entities as consideration for an Exit, including (without double counting) the amount of any intercompany loan repaid or prepaid to an Investor, less all Taxes (other than Excluded Taxes of the Investors) and reasonable costs and expenses incurred by the Investors and Group Entities in connection with the relevant disposal, receipt or recovery.

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(b)	The parties agree that, despite anything in any Constitution or Transaction Document, the Investors will be entitled to share in the Net Proceeds, and all Net Proceeds will be distributed to the holders of the Class A Securities and the Class B Securities promptly following receipt, as follows:

(i)	first, to the holders of Class A Securities rateably an aggregate amount equal to the Class A Priority Return as at the date of distribution;

(ii)	secondly, to the holders of Class B Securities rateably, an aggregate amount equal to the Class B Priority Return;

(iii)	thirdly, any remaining Net Proceeds will be distributed to the Investors on the basis that an aggregate amount equal to 80% of such remaining Net Proceeds will distributed to the holders of Class A Securities rateably and an aggregate amount equal to 20% of such remaining Net Proceeds will be distributed to the holders of the Class B Securities rateably.

(c)	If and to the extent that an Investor receives Net Proceeds to which another Investor is entitled under clause 18(b), that Investor must:

(i)	hold those Net Proceeds as fiduciary agent for the other Investor, separately from its other assets; and

(ii)	promptly account to the other Investor for the relevant Net Proceeds.

(d)	Amounts received under clause 18(b) by CBD will be applied first to satisfy and discharge the obligation of the Land Trust to pay any accrued but unpaid Development Fee (Supplementary) in accordance with the Equity Contribution Agreement.

19.	Power of Attorney

19.1	Appointment

Each Investor (other than CRG while it is a Majority Investor Holder) hereby severally and irrevocably appoints any two directors of the Issuer responsible for issuing those Securities, jointly as their agent and attorney with power to complete and execute such documents for or on its behalf as those two directors think necessary or desirable to give effect to any sale or transaction contemplated by clauses 13 and 14.5, including the power for those two directors to execute all necessary documentation to complete any of those sales or transactions on behalf of that Investor, and the power to vote (to the exclusion of that holder of Securities) at any meeting of Investors in relation to any such sale or transaction.

19.2	Validity

Each holder of Securities (other than CRG while it is a Majority Investor Holder) declares that all acts and things done by any two directors of the Issuer of those Securities in exercising powers under this power of attorney will be as good and valid as if they had been done by the holder of Securities and agrees to ratify and confirm whatever is done in exercising powers under this power of attorney provided the exercise is consistent with the provision of clause 13 or 14.5 as the case may be.

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19.3	Irrevocable

Each Investor declares that this power of attorney is given for valuable consideration and is irrevocable whilst that person remains an Investor.

19.4	Benefits

Each Investor Director is expressly authorised to do any act in the proper course of exercising their power as attorney under this clause 19 as a result of which a benefit is conferred on the Investor Director or his Appointer.

19.5	Inconsistent Instruments

Each holder of Securities (other than CRG while it is a Majority Investor Holder) must not issue, sign or execute any Inconsistent Instrument, and undertakes to immediately revoke any powers given in such Inconsistent Instrument, which contradict or are inconsistent with the powers granted under this power of attorney. If a holder of Securities fails to revoke an Inconsistent Instrument each attorney appointed under this clause is authorised to revoke the powers given in the Inconsistent Instrument which contradict or are inconsistent with the powers granted in this power of attorney.

19.6	Specific Performance

Each holder of Securities (other than CRG while it is a Majority Investor Holder) acknowledges:

(a)	that its obligations under this clause 19 may be of a special, unique or invaluable nature such that an award of damages or an account of profits may be inadequate to compensate the Investors for a failure by the relevant Security holder to comply with this clause 19;

(b)	that each Investor will have a right to seek an ex parte, interlocutory or final injunction to prohibit or restrain each holder of Securities (other than CRG while it is a Majority Investor Holder) from any violation or suspected or threatened violation of this clause 19; and

(c)	that each Investor will have a right to seek an order for specific performance to require the holder of Securities (other than CRG while it is a Majority Investor Holder) to comply with this clause 19.

20.	Warranties by the Parties

20.1	Warranties by each party

Each party represents and warrants to each other party in respect of itself and the Trust of which it is Trustee only that each of the statements set out in Schedule 1, is true accurate and not misleading as at:

(a)	in the case of each party who becomes a party to this deed on the date of first execution of this deed, on the date of this deed and the date of Completion; and

(b)	is the case of any other party, the date of execution and delivery of the Deed of Adherence.

20.2	CBD Warranties

CBD gives the warranties in Schedule 5 of the Equity Contribution Agreement to and for the benefit of CRG.

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20.3	Repetition, survival and reliance

(a)	Each representation and warranty:

(i)	is given on the date of this agreement and immediately before Completion; and

(ii)	is separate and independent and not limited by reference to any other representation and warranty or any notice or waiver given by any party in connection with anything in this agreement.

(b)	The representations and warranties in this Agreement survive the execution of this Agreement and Completion.

(c)	Each party acknowledges that the other parties have entered into this agreement in reliance on each representation and warranty in clause 20.1.

(d)	CBD acknowledges that CRG has entered into this agreement in reliance on each representation and warranty of CBD in clause 20.2.

21.	Announcements and Confidentiality

21.1	Confidentiality obligations

Subject to clause 21.2, each party must keep confidential and must procure that each of its Representatives, each of its related bodies corporate and each of their respective Representatives keeps confidential:

(a)	all information made available to it which relates to any Group Entity, or any other party;

(b)	the terms of and subject matter of, and the negotiations relating to, this deed and each other Transaction Document; and

(c)	all information made available to it in connection with the transactions contemplated by this deed and the other Transaction Documents.

21.2	Permitted announcements and disclosures

Nothing in clause 21.1 prevents:

(a)	any announcement being made or any information being disclosed:

(i)	with Investor Consent or if the information relates directly to a party, that party; or

(ii)	to the extent required by law, any court of competent jurisdiction or any Authority, but if a person is so required to make any announcement or to disclose any information, the relevant party must promptly notify the other parties, where practicable and lawful to do so, before the announcement is made or disclosure occurs (as the case may be) and must co-operate with the other parties regarding the timing and content of such announcement or disclosure (as the case may be) or any action which the other parties may reasonably elect to take to challenge the validity of such requirement; or

(b)	any information being disclosed:

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(i)	to the extent that the information is in or comes into the public domain otherwise than as a result of a breach of any undertaking or duty of confidentiality;

(ii)	to any Investor or any Investor's Affiliate or to any party to the Senior Facility Agreement; or

(iii)	by any party to that party's professional advisers, auditors or bankers;

(iv)	by an Investor to a bona fide prospective purchaser of any Securities provided that the Securityholder who makes or permits a disclosure of Confidential Information to a prospective purchaser must procure that the person to whom the disclosure is made enters into a deed poll in favour of the Investors and Group Entities under which it agrees to keep the information confidential on the same terms as clause 21.1; or

(v)	by any party to the extent required to enable that party to enforce (on its own behalf or on behalf of any other person) the provisions of this deed or any other Transaction Document or for the purpose of defending any judicial proceedings brought against that party, provided that such disclosure is made on the basis that the information is treated as confidential by the recipient and used by it only for the purpose for which it was disclosed (except in the case of disclosure permitted by clause 21.2(b)(i)).

22.	Termination

22.1	Circumstances for termination

This deed (other than clauses 1 (as applicable), 19, and 21) terminates:

(a)	in respect of the rights and obligations of:

(i)	the Investors in a Stapled Group; and

(ii)	the Stapled Trustee of that Stapled Group:

(A)	on the date on which either the Stapled Trust or the Stapled Trustee of that Stapled Group is wound up;

(B)	on the date on which one person becomes the beneficial owner all of the Securities in that Stapled Group; and

(C)	on the date on which all parties agree (including any person that executes a Deed of Adherence) in writing to terminate this deed; and

(b)	in respect of the rights and obligations of an Investor, on the date on which that person ceases to hold any Securities.

22.2	Effect of termination

The termination of this deed under clause 22.1 does not affect any accrued rights or liabilities of any party in respect of damages for non performance of any obligation under this deed falling due for performance before termination.

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23.	Limitations of Liability

23.1	Liability of Investors and Investor Directors

In giving, or refusing to give, any opinion, approval, consent or waiver under this deed, each of the Investors and each Investor Director may act entirely at its or his discretion and, to the maximum extent permitted by law, has no liability or responsibility whatsoever to any person. The parties acknowledge that:

(a)	each Investor has agreed the terms of this clause 23.1 as agent for and on behalf of each Investor Director appointed by that Investor and holds the benefit of the terms of this clause 23.1 on trust for them; and

(b)	the provisions set out in this clause 23.1 may be enforced by any Investor on behalf of each Investor Director appointed by that Investor and each such person may plead this clause 23.1 in response to any claim made by against them.

The consent of the Investor Directors is not required for any variation (including any release or compromise in whole or in part of any liability) or termination of this clause 23.1.

23.2	Limitation of liability of Trustee

(a)	Each Trustee enters into this deed only in its capacity as trustee of its Stapled Trust and in no other capacity. No party may sue either Trustee in any capacity other than as trustee of its Stapled Trust or seek the appointment to either Trustee of an administrator, liquidator, provisional liquidator, receiver (except in relation to the property of its Stapled Trust), receiver and manager or equivalent officer or prove in any administration, liquidation or other arrangement of or affecting the relevant Trustee (except in relation to the property of its Stapled Trust).

(b)	Any liability of either Trustee arising under or in connection with this deed (including all liabilities arising in connection with any representation or warranty given in this deed and all non-contractual liabilities and obligations arising out of or in connection with this deed) is limited to and can only be enforced against the Trustee to the extent to which it can be satisfied out of the assets of its Stapled Trust.

(c)	This clause 23.2 does not apply to any obligation or liability of either Trustee to the extent that such obligation or liability is not satisfied because the extent of that Trustee's indemnification from the assets of its Stapled Trust is or has been reduced by operation of law or under the terms of the deed governing the trust as a result of the Trustee's fraud, gross negligence or breach of trust. Except as provided in this clause 23.2(a), this clause 23.2 applies notwithstanding any other provision of this deed.

24.	Claims and Remedies

24.1	Restrictions on bringing claims

No party may bring any claim against:

(a)	Taralga Holding Nominees 1 Pty Limited or any subsidiary of it (in each case in any capacity); or

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(b)	Taralga Holding Nominees 2 Pty Limited or any subsidiary of it (in each case in any capacity),

for breach of this deed without first obtaining the consent of the Majority Investor Holders of the entity against which the claim is proposed to be brought or its holding entity (as applicable).

24.2	Equitable remedies

The parties acknowledge that the Securities cannot readily be bought or sold on the open market and that, consequently, damages or an account of profit or both are not an adequate remedy for a party if any other party breaches this deed. The parties acknowledge that, without prejudice to any other remedy available to a party, any party may apply for and, to the maximum extent permitted by law, is entitled to, an order for specific performance or other injunctive relief if any other party breaches or threatens to breach this deed or if the party seeking such order or relief believes that any other party is likely to breach this deed.

25.	GST

25.1	Interpretation

Words and expressions that are defined in the GST Law have the same meaning when used in this clause 25. For the purposes of this clause 25, references to GST payable and input tax credit entitlements of any entity include GST payable by, and the input tax credit entitlements of, the representative member of the GST group of which the entity is a member.

25.2	Consideration exclusive of GST

Except as otherwise expressly provided in this deed, all amounts payable or consideration to be provided under or in connection with this deed are exclusive of GST (GST Exclusive Consideration).

25.3	Payment of GST

If GST is payable on any supply made under or in connection with this deed the recipient must pay to the party that has made or will make the supply (the Supplier), in addition to the GST Exclusive Consideration, an additional amount equal to the GST payable on that supply (the Additional Amount). The recipient must pay the Additional Amount without set-off, demand or deduction, at the same time and in the same manner as any GST Exclusive Consideration for that supply is required to be paid, except that the recipient is not required to pay the Additional Amount unless and until the Supplier has issued a tax invoice under clause 25.4.

25.4	Tax invoice

For any supply to which clause 25.3 applies, the Supplier must issue a tax invoice which complies with the GST Law.

25.5	Adjustments

If any adjustment event occurs in respect of a supply to which clause 25.3 applies:

(a)	the Additional Amount paid or payable by the recipient must be recalculated, taking into account any previous adjustments under this clause 25.5, to reflect the occurrence of that adjustment event and the Supplier or the recipient, as the case requires, must pay to the other the amount required to reflect the recalculation of the Additional Amount; and

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(b)	the Supplier must provide an adjustment note to the recipient as soon as practicable after the Supplier becomes aware of the occurrence of that adjustment event.

25.6	Input tax credits

Notwithstanding any other provision of this deed, if an amount payable under or in connection with this deed is calculated by reference to any loss, damage, cost, expense, charges or other liability incurred or suffered by a party, then the amount payable must be reduced by the amount of any input tax credit to which that entity is entitled in respect of the acquisition of any supply to which the loss, damage, cost, expense, charge or other liability relates.

26.	Notices

26.1	Manner of giving notice

Any notice or other communication to be given under this deed must be in writing (which includes fax and email) and may be delivered or sent by post or fax or email to the party to be served as follows:

(a)	to Taralga Holding Nominees 1 Pty Limited or any subsidiary of it (in any capacity), Taralga Holding Nominees 2 Pty Limited or any subsidiary of it (in any capacity), Taralga Wind Farm Nominees No 1 Pty Limited or any subsidiary of it (in any capacity), Taralga Wind Farm Nominees No 2 Pty Limited or any subsidiary of it (in any capacity) or Taralga Wind Farm Pty Limited or any subsidiary of it (in any capacity) at:

Address:	Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028
Fax number:	+61 2 9363 9955
Email:	rpillinger@cbdenergy.com.au
For the attention of:	Company Secretary

with a copy to CRG;

(b)	to CRG at:

Address:	Avda de Cantabria SN- Ciudad Grupo Santander-Boadilla del Monte-28660-Madrid
Fax number:	+ 34 91 257 16 16
Email:	medelicado@gruposantander.com
For the attention of:	Manuel Esteban Delicado;

(c)	to CBD at:

Address:	Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028
Fax number:	+61 2 9363 9955
Email:	rpillinger@cbdenergy.com.au
For the attention of:	Company Secretary

(d)	to a party that has become a party by executing a Deed of Adherence, at the address, the fax number or email address specified in the relevant Deed of Adherence,

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or at any such other address, fax number or email address notified for this purpose to the other parties under this clause 26. Any notice or other communication sent by post must be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

26.2	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery; or

(b)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another);

(c)	if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(d)	if sent by e-mail, upon the generation of a receipt notice by the recipient's server or, if such notice is not so generated, upon delivery to the recipient's server,

but if the notice or other communication would otherwise be taken to be received after 5.00 p.m. or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

26.3	Proof of service

In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail, or that the fax was properly addressed and transmitted or that the e-mail was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's e-mail system, as the case may be.

26.4	Documents relating to legal proceedings

This clause 26 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this deed.

27.	Assignments

27.1	Security Interests in favour of Trustees' financiers

The parties acknowledge that each Company will grant Security Interests to their respective financiers over the Company's respective rights (in its personal capacity and, if applicable, in its capacity as trustee of the relevant Trust) under this deed.

27.2	No other assignment

Except as permitted by clause 27.1, none of the rights or obligations of any party under this deed may be assigned or transferred.

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28.	Entire Agreement

28.1	Entire agreement

This deed and the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated by the Transaction Documents and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions. Except as required by statute, no terms must be implied (whether by custom, usage or otherwise) into this deed or the other Transaction Documents.

28.2	No reliance

Each party acknowledges that in agreeing to enter into this deed and the other Transaction Documents it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other party before the entering into of this deed. Each party waives all rights and remedies that it may have in respect of any such representation, warranty, collateral contract or other assurance including all rights and remedies under Part 7.10 of the Corporations Act, Part 2 Division 2 of the Australian Securities and Investments Act 2001 (Cth), section 18, Schedule 2 (Australian Consumer Law) of the Competition and Consumer Act 2010 (Cth) or any corresponding or equivalent provision of any legislation having effect in any relevant jurisdiction.

28.3	Termination rights

Except for the express right of termination contained in clause 22, no party has any right to terminate this deed and the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this deed in any circumstances.

28.4	No limitation of certain liabilities and remedies

Nothing in this clause 28 limits or excludes any liability or remedy which cannot be limited or excluded as a matter of applicable law.

29.	General

29.1	Amendments

This deed may only be amended in writing and where such amendment is signed by all parties affected by the proposed amendment for these purposes:

Notice of any amendment to this deed must be given to each party as soon as practicable.

29.2	Consents

Except as otherwise expressly provided in this deed a party may give or withhold its consent to any matter referred to in this deed in its absolute discretion. A party that gives its consent to any matter referred to in this deed is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

29.3	Costs, fees and commissions

(a)	The Stapled Trustee of each Stapled Group must, so far as is lawful, pay the costs and expenses incurred by each Investor in that Stapled Group in relation to the preparation, negotiation and execution of this deed and all ancillary matters, to the extent such costs and expenses are approved by the Majority Investor Holders for that Stapled Group.

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(b)	Except as provided in clause 29.3(a) or as expressly provided elsewhere in this deed or any other Transaction Document, each party must pay the costs and expenses incurred by it in connection with entering into and performing its obligations under this deed and the other Transaction Documents.

29.4	Duties

As between the parties, the Stapled Trustee of each Stapled Group is liable for and must pay all Duties on or relating to this deed, any document executed under it, and any transaction contemplated, effected or evidenced by it.

29.5	Execution in counterparts

This deed may be executed in counterparts and any party may execute this deed by executing and delivering a counterpart. Each counterpart constitutes the deed of the party who has executed and delivered that counterpart. Faxed signatures are taken to be valid and binding to the same extent as original signatures.

29.6	Exercise and waiver of rights

The rights of each party under this deed:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided by this deed, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically,

and delay in exercising or non-exercise of any such right is not a waiver of that right. A waiver (whether express or implied) by a party of any provision of this deed or of any breach of or default by another party in performing any of provision of this deed does not constitute a continuing waiver and does not prevent the waiving party from subsequently enforcing any of the provisions of this deed not waived or from acting on any subsequent breach of or default by that other party under any provision of this deed.

29.7	No merger

Each of the obligations, warranties and undertakings set out in this deed (excluding any obligation which is fully performed at Completion) continues in force after Completion.

29.8	No partnership

Nothing in this deed or any Constitution will be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

29.9	Severability

The provisions contained in each clause of this deed are enforceable independently of each other clause or clause of this deed and the validity and enforceability of any clause of this deed will not be affected by the invalidity or unenforceability of any other clause.

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29.10	Time is not of the essence

Time is not of the essence in relation to any obligation under this deed unless time is expressly stated to be of the essence in relation to that obligation.

30.	Governing Law and Jurisdiction

30.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by the law applying in the State of Victoria.

30.2	Jurisdiction

The courts having jurisdiction in Victoria have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in Victoria.

THIS DEED has been executed and delivered on the date stated at the beginning of this deed.

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Execution Page

Executed as a Deed

EXECUTED AS A DEED by Taralga Holding Nominees 1 Pty Limited (in its personal capacity and in its capacity as trustee of the HoldCo Land Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )

/s/ Taralga Holding Nominees 1 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

EXECUTED AS A DEED by Taralga Holding Nominees 2 Pty Limited (in its personal capacity and in its capacity as trustee of the HoldCo Operating Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )
/S/ Taralga Holding Nominees 2 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

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EXECUTED AS A DEED by Taralga Wind Farm Nominees No 1 Pty Limited (in its personal capacity and in its capacity as trustee of the Land Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )
/s/ Taralga Holding Nominees 1 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

EXECUTED AS A DEED by Taralga Wind Farm Nominees No 2 Pty Limited (in its personal capacity and in its capacity as trustee of the Operating Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )
/S/ Taralga Holding Nominees 2 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

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EXECUTED AS A DEED by CBD Energy Limited by its attorneys under a power of attorney dated 5 October 2012	) ) )	/s/ CBD Energy Limited
Signature of attorney

Name of attorney

Signature of witness		Signature of attorney

Name of witness		Name of attorney

EXECUTED AS A DEED by Taralga Wind Farm Pty Limited in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )
/s/ Taralga Wind Farm Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

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EXECUTED AS A DEED by CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A. by its attorney under a power of attorney dated	) ) )
/s/ CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A.
Signature of witness		Signature of Attorney

Name of witness		Name of Attorney

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